Exhibit 10.11
BOWNE & CO., INC.
Stock Option Agreement
          This Stock Option Agreement (“Agreement”) is made as of «Date_of_Grant», by Bowne & Co., Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and «Name» (“Optionee”), whose address is in care of Bowne & Co., Inc., pursuant to the 2000 Stock Incentive Plan of the Company, amended and restated as of December 31, 2008 (the “Plan”). The terms of the Plan are incorporated herein by reference, and terms defined in the Plan have the same meanings in this Agreement unless the context otherwise requires. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting this grant Optionee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) made from time to time.
Option Grant, Number of Underlying Shares and Exercise Price. The Company hereby awards to Optionee an option (the “Option”) to acquire «Recommended_Options_» shares of the Company’s common stock (the “Stock”) at an exercise price of «Price» per share (the “Exercise Price”), which shall not be less than Fair Market Value on the Grant Date subject to the terms and conditions set forth in this Agreement and the Plan. The number of shares subject to the Option, the exercise price, and other Option terms are subject to adjustment in accordance with the Plan. The Option is a non-qualified stock option and not an incentive stock option under Section 422 of the Internal Revenue Code.
Dates Exercisable and Termination Date. Optionee may purchase 25% of the aforesaid shares only on or after the first anniversary of the date hereof, 25% on the second anniversary of the date hereof, 25% on the third anniversary of the date hereof, and the remaining 25% of the aforesaid shares only on or after the fourth anniversary of the date hereof; provided, however, that the Option will be exercisable immediately upon a Change in Control. In no event may this Option be exercised after «Expiration_Date» (the “Termination Date”).
Non-Transferability. The Option shall, during Optionee’s lifetime, be exercisable only by him or her, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option or of any other right hereunder, except as provided for in the Plan, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Committee may terminate this Option by notice to Optionee and it shall thereupon become null and void.
Termination of Employment. If, prior to the Termination Date, Optionee shall cease to be employed by the Company or a subsidiary thereof, otherwise than by reason of Retirement (as defined herein), disability or death, the Option shall remain exercisable until the Termination Date or until the date three months after the date of cessation of employment, whichever occurs first, to the extent it was exercisable at the time of cessation of employment, whereupon the Option shall terminate together with all of Optionee’s rights hereunder.

If, prior to the Termination Date, Optionee shall cease to be employed by the Company or a subsidiary thereof by reason of a Retirement, the Option shall not be forfeited, but shall remain outstanding until the Termination Date (except as otherwise limited under the Plan or this Agreement); provided, however, that any portion of the Option that had not vested and become exercisable prior to the date of Retirement shall thereafter become exercisable only at such time as a portion of the Option would have become both vested and exercisable had the Optionee’s employment not terminated. For purposes of this Agreement, “Retirement” or “Retired” shall mean a termination of Optionee’s employment with the Company or a subsidiary after Optionee has attained age 65 or has attained age 55 and five years of service with the Company and its subsidiaries, excluding a termination by the Company or a subsidiary for cause (as determined by the Committee).
If, prior to the Termination Date, Optionee shall cease to be employed by the Company or a subsidiary thereof by reason of a disability, the Option shall remain exercisable until the Termination Date or until the date one year after the date of cessation of employment, whichever occurs first, to the extent it was exercisable at the time of cessation of employment, whereupon the Option shall terminate together with all of Optionee’s rights hereunder.
In the event of the death of Optionee prior to the Termination Date while employed by the Company or any subsidiary thereof, or thereafter in the case of an Option exercisable after his cessation of employment, each Option held by Optionee may be exercised at any time or from time to time until the earliest of (i) the Termination Date, (ii), if Optionee had previously Retired or could have Retired at the time he died while still employed, until the date three years after the date of his death, or (iii), if Optionee had not previously Retired and could not have Retired at the time of his death while still employed, one year after the date of his death. Such option shall be exercisable during the applicable periods, by the person or persons to whom Optionee’s rights under each Option shall pass by will or by the applicable laws of descent and distribution or pursuant to a valid designation of beneficiary filed by Optionee with the Committee, but such Option shall be exercisable only to the extent, if any, that Optionee was entitled to exercise it on the date of his death. At the end of such exercisability period, such Option shall terminate together with all of the rights of the person entitled to exercise it hereunder.
Forfeiture. Subject to the specific provisions of the Plan, the unexercised Option may be forfeited in certain events. Among such events are Optionee’s engaging in a business directly in competition with a business conducted by the Company; Optionee’s inducement of a customer or supplier of the Company not to continue to do business with the Company; Optionee’s influencing an employee of the Company or a subsidiary to terminate employment; and Optionee’s disclosure or use of information proprietary to the Company, except as authorized by the Company in the course of his or her employment, all as determined by the Committee in each particular case.
How to Exercise Option. Subject to the provisions of the Plan, this Option may be exercised by written notice to the Company stating the number of shares with respect to which it is being exercised and (i) accompanied by payment of the Exercise Price by a check payable to the order of the Company in New York Clearing House funds, or (ii) if acceptable to the Committee, by surrender or delivery to the Company of shares of its Stock with a Fair Market Value equal to or less than the Exercise Price or through a written election of Optionee to have shares of Stock with a Fair Market Value equal to or less than the Exercise Price withheld from the shares Optionee would otherwise receive, plus delivery of a check for any difference. As soon as practicable after receipt of such notice and payment, the Company shall, without transfer or issue tax or other incidental expense to Optionee, deliver to Optionee at the offices of the Company or such other place as may be mutually acceptable or, at the election of the Company, by first-class insured mail addressed to Optionee at his or her address shown in the employment records of the Company or at the location at which Optionee is employed by the Company or a subsidiary, a certificate or certificates for previously unissued shares or reacquired shares of its Stock, as the Company may elect.
Legal Compliance. The Company may postpone the time of issuance or delivery of certificates of its Stock or payment of other benefits pursuant to this Option if the Company reasonably anticipates that the delivery of such Stock or payment of other benefits would violate any federal or state law, rule or regulation and may require any Optionee to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, provided however that delivery of certificates of Stock or payment of other benefits shall be made at the earliest date at which the Company reasonably anticipates that such delivery of Stock or payment of other benefits will not cause a violation of the applicable laws, rules and regulations.
If Optionee fails to accept delivery of the shares of Stock of the Company upon tender of delivery thereof, his or her right to exercise this Option with respect to such undelivered shares may be terminated.
IN WITNESS WHEREOF, BOWNE & CO., INC. has caused this Agreement to be executed by an officer of the Company thereunto duly authorized and Optionee has executed this Agreement, as of the «Date_of_Grant».

BOWNE & CO., INC.

By:

Susan W. Cummiskey
SVP, Human Resources

OPTIONEE:

«Name»